SENTO COMPLETES SALE OF ITS EUROPEAN OPERATIONS

OREM, Utah, January 28, 2008 – Sento Corporation (SNTO), a right-channeling solutions leader, today announced the sale of its two wholly-owned subsidiaries that conduct business in Europe to R Systems International Limited (“R Systems”), an Indian corporation listed on both the Bombay Stock Exchange and the National Stock Exchange in Mumbai, India.

At closing, Sento received cash of approximately $1.48 million. An additional amount of approximately $420,000 has been placed in escrow and will be delivered to Sento upon preparation of a final closing statement and confirmation of Sento’s resolution of matters with certain former stockholders of Xtrasource, the entity from which Sento acquired the European subsidiaries in 2004. R Systems has assumed all remaining liabilities of the European subsidiaries as of the closing date. Sento has agreed not to compete with R Systems in Europe for two years.

Sento decided to sell the European operations to enhance its financial position and take advantage of certain opportunities existing within its U.S. business.

SENTO ANNOUNCES CHANGES IN EXECUTIVE LEADERSHIP AND ITS BOARD

On January 28, 2008, Sento announced the resignation of Mr. Kim A Cooper as President and CEO and Mr. Michael Williams as COO of Sento, effective on January 23, 2008. Mr. Cooper also resigned as a member of the Board of Directors, as Chairman of the Board, and as a member of the Compensation Committee to the Board.

Sento announced that, effective January 24, 2008, Mr. Joseph Jacoboni was appointed as the interim President and CEO of Sento. Mr. Jacoboni developed the business concept and many of the state-of-the-art telecommunications/computer technologies that make low-cost telephone-based support outsourcing feasible. In 1991, he founded Software Support, Inc. (“SSI”), a third-party support company with two (2) employees. Mr. Jacoboni and his team grew SSI to over 1,100 employees with offices in Florida, Texas, and Utah. In 1996, he sold SSI to Matrixx Marketing (a division of Cincinnati Bell), which is now the publicly held Convergys Corporation (NYSE:CVG). Since the sale of SSI, Mr. Jacoboni has been involved as an entrepreneur and consultant in a number of businesses including PrimeConnections LLC and Ewayzone, Inc. Prior to his work with SSI, Mr. Jacoboni had been a marketing executive for computer and software companies such as Western Digital, Ratheon Data Systems, Maynard Electronics/Archive Corporation and Businessland.

Sento announced that, effective January 24, 2008, Mr. John Archdeacon was appointed as COO of Sento. Mr. Archdeacon has been involved as an entrepreneur and consultant in the technology field over the past several years. Prior to that time Mr. Archdeacon held executive level positions with leading technology companies such as Wynd (where he was VP-Customer Satisfaction), Adobe (where he was Director of Customer Support Services), and Aldus (where he was Director of Technical Support).

Sento also announced that, effective January 25, 2008, the Board of Directors had voted to expand the size of the board from six to seven members, and that Mr. Thomas T. Rooney and Mr. Dan McReynolds were appointed to fill the two vacancies on the Board of Directors.

Mr. Rooney has over 20 years of technology investment banking experience with the last three at The Chesapeake Group. Over this period he has had significant responsibilities with respect to equity trading, research and corporate finance. Mr. Rooney helped build one of the largest and most profitable software services practice on Wall Street first as an analyst and then as an investment banker. During this time he helped complete nearly 30 capital raising projects raising more than $2.5 billion and completed over $3 billion in M&A transactions. Mr. Rooney purchased 400 units of securities from us in December 2006 for an aggregate of $400,000 ($1,000 per unit), with each unit consisting of one share of our Series B Preferred Stock and one warrant to purchase 300 shares of our common stock, and the Chesapeake Group purchased an additional 100 units of securities in that same offering for an aggregate of $100,000. Additionally, the Chesapeake Group loaned us $249, 167 in August 2007, for which we issued a promissory note.

Mr. McReynolds is the Chief Strategy Officer and a Principal of July, a financial services company. Mr. McReynolds is also an investment committee member of London-based Plutus Capital Management, LLP. Its most recent fund (Transeo - $500M) deploys hybrid, multi-industry global investment strategies that are at the intersection of Hedge Fund and Private Equity investing. He is also a director and partner of Velocity Advisors, Inc. a buyout advisory and investment firm. Mr. McReynolds is managing director of DGC Holdings, LLC a holding company and private investment and consulting firm which he founded advising senior management and directors of global companies in North America and Europe through all stages of acquisition and value-creation. Plutus Capital purchased 1000 units of securities from us in December 2006 for an aggregate of $1.0 million ($1,000 per unit), with each unit consisting of one share of our Series B Preferred Stock and one warrant to purchase 300 shares of our common stock, and purchased 16,667 shares of our Series C Preferred Stock for an aggregate of $16,667 ($1 per share) and loaned us $51,667 in August 2007, for which we issued a promissory note.

Thomas T. Rooney, board member of Sento Corporation, stated: “We are very pleased with the decision of Joseph Jacoboni to bring his impressive background in developing and growing technology-enabled support solutions companies to bear as the President and CEO of Sento. We believe the combination of Joseph Jacoboni’s management skills and industry knowledge will provide a strong synergistic combination with the leading edge technology possessed by Sento.”

Joseph Jacoboni commented: “My experience as the founder and CEO of one of the first companies in the technology-enabled support solutions industry will allow me to continue the recent momentum developed by Sento as we return to our position as a leader in this fast growing industry. Sento has held an important position in our industry with its prestigious client base, its distinctive position within the marketplace and the caliber and commitment of the entire Sento management team. I plan to build on these strengths and seize the significant opportunity that is available in our industry.”

SENTO PROFILE

Sento Corporation (www.sento.com) specializes in Right Channeling(SM), a proven methodology designed to optimize customer contact solutions and ensure that companies make informed choices for multi-channel communication that support their business goals and customer expectations. We offer outsourced customer contact services designed to optimize the way companies interact with their customers to enhance brand loyalty, improve customer satisfaction, drive business initiatives and reduce service costs. Through our proprietary Customer Choice Platform(SM), we offer comprehensive professional services and customer interaction tools for customer acquisition, customer service and technical support. Companies can select communication channels from a range of integrated live support and web-enabled self-help applications that combine voice, chat, email and web forums. Sento provides customer contact solutions to industry-leading clients worldwide.

FORWARD-LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento’s beliefs, expectations, goals, hopes or intentions regarding future events. Words such as “expects,” “intends,” “estimates,” “believes,” “anticipates,” “should” and “likely” also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation, and specifically disclaims any obligation, to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company’s stock price has historically been volatile; variations in market and economic conditions; the Company’s dependence on its limited number of key clients; failure to renew existing client contracts for continuation of services; reduction in services requested by the Company’s clients resulting in lower revenues for the Company; the Company’s ability to complete negotiations and execute client agreements; risk of equipment failure and/or emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company’s current expectations, are contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

Contact:

Joseph Jacoboni, interim President and CEO, Sento 801-431-9200